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                                   EXHIBIT 4.1

                     REGISTRANT'S 1996 STOCK INCENTIVE PLAN


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                           AAMES FINANCIAL CORPORATION
                            1996 STOCK INCENTIVE PLAN



1.       PURPOSE OF THE PLAN.

         The name of this plan is the Aames Financial Corporation 1996 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to enable Aames Financial Corporation, a Delaware corporation (the "Company"), and any parent company of and/or any subsidiary of the Company to obtain and retain the services of the types of directors, officers, employees and consultants who will contribute to the Company's long range success and to provide incentives which are linked directly to increases in share value which will inure to the benefit of all stockholders of the Company.


2.       ADMINISTRATION OF THE PLAN.

         The Plan shall be administered by a committee of the Board of Directors of the Company (the "Committee") consisting of two or more directors, each of whom shall be both a "Non-Employee Director," as that term is defined in Rule 16b-3(b) of the Rules and Regulations (the "Rules") of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations of the Internal Revenue Service adopted thereunder, as such Rules and such Section and regulations may from time to time be amended or interpreted. Members of the Committee shall serve at the pleasure of the Board of Directors of the Company.

         The Committee shall have all the powers vested in it by the terms of the Plan, including exclusive authority, (i) to select from among eligible directors, officers, employees and consultants those persons to be granted "Awards" (as defined below) under the Plan; (ii) to determine the type, size and terms of individual Awards (which need not be identical) to be made to each eligible director, officer, employee and/or consultant selected; (iii) to determine the time when Awards will be granted and to establish objectives and conditions (including, without limitation, vesting and performance conditions), if any, for earning Awards; (iv) to amend the terms or conditions (other than the Exercise Price) of any outstanding Award, subject to applicable legal restrictions and to the consent of the other party to such Award; (v) to determine the duration and purpose of leaves of absences which may be granted to holders of Awards without constituting termination of their employment for purposes of their Awards; (vi) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; and
(vii) to make any and all other determinations which it determines to be necessary or advisable in the administration of the Plan. The Committee shall have full power and authority to administer and interpret the Plan and to adopt, amend and revoke such


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rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee of the Company or any parent company or any subsidiary of the Company.


3.       PERSONS ELIGIBLE UNDER THE PLAN.

         Any person who is a director, officer, employee or consultant of the Company, or of any current or future parent company or subsidiary of the Company (an "Employee"), shall be eligible to be considered for the grant of Awards under the Plan; provided, however, that Outside Directors who are not expressly declared to be eligible to participate in the Plan shall only be permitted to receive the Awards described in Section 5 of the Plan; and provided, further, that only employees of the Company and of any current or future parent or subsidiary of the Company shall be eligible to receive Awards in the form of Incentive Stock Options (as hereinafter defined) under the Plan.


4.       AWARDS.

         (a) Stock Options. Awards authorized under the Plan shall solely consist of options to purchase the Common Stock of the Company, par value $0.001 per share, (the "Common Stock"), which options may be designated Incentive Stock Options or Non-Statutory Options hereunder (each as defined below).

         (b) Consideration. Common Stock may be issued pursuant to an Award for any lawful consideration as determined by the Committee, including, without limitation, services rendered, or to the extent permitted by applicable state law, to be rendered by the recipient of the Award, or the delivery of a promissory note or other deferred payment obligation by the Employee. All Awards granted under this Plan shall be exercisable at an exercise price equal to 100% of the Fair Market Value of a share of Stock on the Date of Grant.

         (c) Guidelines. The Committee may adopt, amend or revoke from time to time written policies implementing the Plan. Such policies may include, but need not be limited to, the type, size and term of Awards to be made to participants and the conditions for payment of such Awards.

         (d) Terms and Conditions. Subject to Section 4(f) and the other provisions of the Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted pursuant to the Plan, which terms and conditions may include, among other things:



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                  (i)     any provision necessary for such Award to qualify as
         an incentive stock option under Section 422 of the Code (an "Incentive Stock Option"); and

                  (ii) a provision permitting the recipient of such Award to pay the purchase price of the Common Stock or other property issuable pursuant to such Award, or to pay such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by delivering previously owned shares of capital stock of the Company (including "pyramiding") or other property, or by reducing the number of shares of Common Stock or the amount of other property otherwise issuable pursuant to such Award; provided, however, that, unless otherwise expressly determined by the Committee, all Awards granted to Executive Officers and directors of the Company shall contain provisions allowing for the payment of the total amount of Award exercise prices and all tax withholdings obligations by means of the delivery of shares of capital stock of the Company and/or the reduction of the number of shares of Common Stock or the amount of other property otherwise issuable pursuant to an Award.

         (e) Mandatory Terms and Conditions. Unless otherwise expressly determined by the Committee, each Award shall provide that as soon as practicable following the Committee's determination that a Change of Control of the Company (as hereinafter defined) is likely to occur, the Committee shall provide each Employee who then holds an Award with notice of such event (an "Acceleration Notice"). Unless otherwise expressly determined by the Committee, each Award shall further provide that, regardless of the vesting schedule contained in an Award, each Employee receiving an Acceleration Notice may during the 15 calendar days following the receipt of an Acceleration Notice exercise the Award (the "Accelerated Exercise"), in whole or in part, by delivering the Award certificate together with the exercise price associated therewith, if any, to the Company; provided, however, that if the Change of Control does not occur the Employee's Accelerated Exercise shall be of no effect and the Employee shall be returned his or her Award certificate together with any exercise price paid in connection with the Accelerated Exercise (but without interest thereon). Unless otherwise expressly determined by the Committee, for purposes of the Plan, a "Change in Control" shall mean the occurrence of any of the following events after the Effective Date (as herein defined):

                  (i) The acquisition of any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act ("Rule 13d-3")) of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that neither of the following acquisitions shall constitute a Change in Control: 1. any acquisition by the Company or 2. any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or



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                  (ii) Individuals who, as of the date hereof, constitute the
         Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the stockholders of the Company, shall be approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

                  (iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless in connection with such reorganization, merger or consolidation; 3. more than 50% of the combined voting power of the then outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation, which may be the Company (the "Resulting Corporation") entitled to vote generally in the election of directors (the "Resulting Corporation Voting Securities") shall then be owned beneficially, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation, in substantially the same proportions as their respective ownerships of Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation; 4. no Person (excluding the Company, any employee benefit plan (or related trust) of the Company, the Resulting Corporation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the combined voting power of Outstanding Voting Securities) shall own beneficially, directly or indirectly 20% or more of the combined voting power of the Resulting Corporation Voting Securities; and 5. at least a majority of the members of the Board shall have been members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                  (iv) Approval by the stockholders of the Company of 6. a complete liquidation or dissolution of the Company or 7. sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation (the "Buyer") with respect to which (x) following such sale or other disposition, more than 50% of the combined voting power of securities of Buyer entitled to vote generally in the election of directors ("Buying Voting Securities"), shall be owned beneficially, directly or indirectly, by all or substantially all of the persons who were beneficial owners of the Outstanding Voting Securities immediately prior to such sale or other disposition, in substantially the same proportion as their respective ownership of Outstanding Voting Securities, immediately prior to such sale or other disposition; (y) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or Buyer and any Person that shall immediately prior to such sale or other disposition own beneficially, directly or indirectly, 20% or more of the Combined voting power of Outstanding Voting Securities), shall own beneficially, directly or indirectly, 20% of more of the combined




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         voting power or, Buyer Voting Securities; and (z) at least a majority of the members of the board of directors of Buyer shall have been members of the Incumbent Board at the time of the execution of the initial agreement or action of the board providing for such sale or other disposition or assets of the Company.

         (f) Maximum Awards. An Employee may be granted multiple Awards under the Plan. However, notwithstanding any other provision of the Plan, the maximum number of shares of Common Stock with respect to which options or rights or other Awards may be granted under the Plan to any Employee during any fiscal year shall be 700,000, subject to adjustment as provided in Section 9 of the Plan.

         (g) Suspension or Termination of Awards. If the Board of Directors of the Company determines that an Employee has committed an act of embezzlement, fraud, nonpayment of any obligation owed to the Company or any subsidiary, breach of fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, or if an Employee makes an unauthorized disclosure of trade secret or confidential information of the Company, engages in any conduct constituting unfair competition, or induces any customer of the Company to breach a contract with the Company, the Committee may terminate the Employee's rights under any then outstanding Award. In making such determination, the Board of Directors of the Company shall act fairly and shall give the Employee a reasonable opportunity to appear and present evidence on his or her behalf at a hearing before a committee of the Board of Directors of the Company; and if the Employee is an Executive Officer, the determination of the Board of Directors of the Company shall be subject to the approval of the Committee.

5.       MANDATORY GRANTS TO OUTSIDE DIRECTORS.

         (a) Mandatory Grants to Outside Directors. Notwithstanding any other provisions of the Plan, the grant of Awards to each Outside Director shall be subject to the following limitations of this Section 5.

                  (i) Upon the initial election or appointment of an Outside Director, the Committee shall grant to such member, at the first meeting of the Committee following the date of such election or appointment, an award in the form of a ten year Non-Statutory Stock Option (as hereinafter defined) to purchase 10,000 shares of Common Stock.

                  (ii) The Committee shall grant to each Outside Director, effective as of each annual meeting of the Company's stockholders at the conclusion of which the Outside Director still serves as a director of the Company, an award in the form of a ten year Non-Statutory Stock Option to purchase 1,500 shares of Common Stock.

                  (iii) All Awards granted to Outside Directors under this
         Section 5 shall be exercisable at an exercise price equal to 100% of the Fair Market Value of a share of Stock on the Date of Grant.




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                  (iv)  All Awards granted to Outside Directors under this
         Section 5 will vest or become exercisable as follows: 33% of the Award (rounded up to the nearest whole share) shall vest on the first anniversary of the Date of Grant of the Award, and 33% of the Award (rounded up to the nearest whole share) shall vest on the second anniversary of the Date of Grant of the Award, and the remaining portion of the Award shall vest on the third anniversary of the Date of Grant of the Award.

                  (v) Unless otherwise provided in the Plan, all provisions regarding the terms of Awards, other than those pertaining to the vesting of Awards, the number of shares covered by Awards, term and Exercise Price of Awards shall be applicable to the Award granted to Outside Directors under this Section 5.

         (b) Prohibition of Other Grants to Outside Directors. Notwithstanding any other provisions in this Plan, the mandatory grants described in this
Section 5 shall constitute the only Awards under the Plan permitted to be made to Outside Directors unless such persons are designated eligible persons by the Board of Directors of the Company.

         (c) Grants Under the Aames Financial Corporation 1995 Stock Incentive Plan. Awards granted under this Section 5 of the Plan are in lieu of and supersede the mandatory grants established for Outside Directors under Section 5 of the Aames Financial Corporation 1995 Stock Incentive Plan.


6.       SHARES AVAILABLE FOR AWARDS.

         The aggregate number of shares of Common Stock that may be issued or issuable pursuant to all Awards under the Plan (including Awards in the form of Incentive Stock Options and Non-Statutory Options) shall not exceed an aggregate of 700,000 shares of Common Stock, subject to adjustment as provided in Section 9 of the Plan; and the aggregate number of shares of Common Stock that may be issued pursuant to all Incentive Stock Options granted under the Plan shall not exceed 700,000 shares, subject to adjustment as provided in Section 9 of the Plan. Shares of Common Stock subject to the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares of Common Stock subject to an Award which for any reason expires or is terminated unexercised as to such shares shall again be available for issuance under the Plan. For purposes of this Section 6, the aggregate number of shares of Common Stock that may be issued at any time pursuant to Awards granted under the Plan shall be reduced by: 4. the number of shares of Common Stock previously issued pursuant to Awards granted under the Plan, other than shares of Common Stock subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership, such as dividends; and 5. the number of shares of Common Stock which were otherwise issuable pursuant to Awards granted under this Plan but




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which were withheld by the Company as payment of the purchase price of the
Common Stock issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance.


7.       PAYMENT OF AWARDS.

         Subject to the provisions of Section 4(e)(ii) and Section 5 of the Plan, the Committee shall determine the extent to which Awards shall be payable in cash, shares of Common Stock or any combination thereof. The Committee may, upon request of a participant, determine that all or a portion of a payment to that participant under the Plan, whether it is to be made in cash, shares of Common Stock or a combination thereof, shall be deferred. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion.


8.       VESTING.

         Subject to Section 5 of the Plan, the Committee may determine that all or a portion of an Award granted to a participant under the Plan, whether it is to be made in cash, shares of Common Stock or a combination thereof, shall be vested at such times and upon such terms as may be selected by the Committee in its sole discretion; provided, however, that, unless otherwise expressly determined by the Committee, all Awards granted to Executive Officers shall provide for vesting in four annual installments commencing on the first anniversary of the date of the Date of Grant of such Award.


9.       DILUTION AND OTHER ADJUSTMENTS.

         In the event of any change in the outstanding shares of the Common Stock or other securities then subject to the Plan by reason of any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, or if the outstanding securities of the class then subject to the Plan are exchanged for or converted into cash, property or a different kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities (other than a regular cash dividend), then, unless the terms of such transaction shall provide otherwise, such equitable adjustments shall be made in the Plan and the Awards thereunder (including, without limitation, appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards (including mandatory grants to Outside Directors made pursuant to Section 5 of the Plan) theretofore granted under the Plan, (ii) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards (including mandatory grants to Outside Directors made pursuant to Section 5 of the




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Plan) thereafter granted under the Plan and (iii) the maximum number of securities with respect to which Awards (including mandatory grants to Outside Directors made pursuant to Section 5 of the Plan) may thereafter be granted to any Employee in any fiscal year) as the Committee determines are necessary or appropriate, including, if necessary, any adjustments in the maximum number of shares referred to in Section 6 of the Plan. Such adjustments shall be conclusive and binding for all purposes of the Plan.


10.      MISCELLANEOUS PROVISIONS.

         (a) Definitions. As used herein, (i) "subsidiary" means any current or future corporation which would be a "subsidiary corporation," as that term is defined in Section 424(f) of the Code, of the Company; (ii) "Executive Officer" means a person holding one of the offices enumerated in Rule 16a-1(f) of the Rules; (iii) "Date of Grant" means the date on which the Committee adopts a resolution expressly granting an Award to an eligible participant in the Plan,or if a different date is set forth in such resolution as the Date of Grant, then such date as set forth in such resolution (iv) "Fair Market Value" per share at any date shall mean (a) if the Common Stock is listed on an exchange or exchanges, or admitted for trading in a market system which provides last sale data under Rule 11Aa3-1 of the General Rules and Regulations of the SEC under the Exchange Act (a "Market System"), the last reported sales price per share on the last business day prior to such date on the principal exchange on which it is traded, or in a Market System, as applicable, or if no sale was made on such day on such principal exchange or in such a Market System, as applicable, the last reported sales price per share on the most recent day prior to such date on which a sale was reported on such exchange or such Market System, as applicable; or (b) if the Stock is not then traded on an exchange or in a Market System, the average of the closing bid and asked prices per share for the Stock in the over-the-counter market as quoted on NASDAQ on the day prior to such date; or
(c) if the Stock is not listed on an exchange or quoted on NASDAQ, an amount determined in good faith by the Committee; (v) "Outside Director" means a Director who is not (a) a current employee of the Company (or any related entity), (b) a former employee of the Company (or any related entity) who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan), (c) a former officer of the Company (or any related entity), or (d) a consultant or person otherwise receiving compensation or other remuneration, either directly or indirectly, in any capacity other than as a Director; (vi) "Non-Statutory Stock Option" means an Award in the form of a stock option that is not an Incentive Stock Option; and (vii) the term "or" means "and/or."

         (b) Conditions on Issuance. Securities shall not be issued pursuant to Awards unless the grant and issuance thereof shall comply with all relevant provisions of law and the requirements of any securities exchange or quotation system upon which any securities of the Company are listed, and shall be further subject to approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is determined by Company counsel to be necessary to the lawful issuance and sale of any security or Award, shall relieve the Company of any liability in respect of the nonissuance or sale of such securities as to which requisite authority shall not have been obtained.




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         (c) Rights as Stockholder. A participant under the Plan shall have no rights as a holder of Common Stock with respect to Awards hereunder, unless and until certificates for shares of such stock are issued to the participant.

         (d) Assignment or Transfer. Subject to the provisions of the Code concerning Incentive Stock Options, at the discretion of the Committee, Awards under the Plan and rights or interests therein may be assignable or transferable by a participant.

         (e) Agreements. All Awards granted under the Plan shall be evidenced by written agreements in such form and containing such terms and conditions (not inconsistent with the Plan) as the Committee shall from time to time adopt.

         (f) Withholding Taxes. Subject to Section 4(e)(ii) of the Plan, the Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such awards and, with respect to awards paid in stock, to require the payment (through withholding from the participant's salary or otherwise) of any such taxes. The obligation of the Company to make delivery of Awards in cash or Common Stock shall be subject to currency or other restrictions imposed by any government authorities.

         (g) No Rights to Award. No Employee or other person shall have any right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or any of its subsidiaries or shall interfere with or restrict in any way the rights of the Company or any of its subsidiaries, which are hereby reserved, to discharge the Employee at any time for any reason whatsoever, with or without good cause.

         (h) Costs and Expenses. The costs and expenses of administering the Plan shall be borne by the Company and not charged to any Award nor to any Employee receiving an Award.

         (i) Funding of Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.


11.      AMENDMENTS AND TERMINATION.

         (a) Amendments. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards theretofore made under the Plan. However, with the consent of the Employee affected, the Committee may amend outstanding agreements evidencing Awards under the Plan in a manner not inconsistent with the terms of the Plan.




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         (b) Stockholder Approval. To the extent that Rule 16b-3 of the Rules,
Section 422 of the Code, other applicable law, or the rules, regulations, procedures or listing agreement of any national securities exchange or quotation system, requires that any such amendment to the Plan be approved by the stockholders of the Company, no such amendment shall be effective unless and until it is approved by the stockholders in such a manner and to such a degree as is required.

         (c) Termination. Unless the Plan shall theretofore have been terminated as above provided, the Plan (but not the awards theretofore granted under the Plan) shall terminate on and no awards shall be granted after September 9, 2006.


12.      EFFECTIVE DATE.

         Subject to adoption by the holders of the majority of the Common Stock of the Company, the Plan shall be effective as of September 12, 1996 (the "Effective Date").


13.      GOVERNING LAW.

 The corporate law of Delaware shall govern issues related to the validity and issuance of Common Stock. Otherwise, the Plan and any agreements entered into thereunder shall be construed and governed by the laws of the State of California applicable to con






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